Exhibit 99.6

YOUNG GAS STORAGE COMPANY, LTD.
STATEMENTS OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues	$2,300	$2,210
Operating Costs and Expenses
Operations and maintenance	690	572
Depreciation and amortization	399	398
Taxes, other than income taxes	138	133
Total Operating Costs and Expenses	1,227	1,103
Net Income	$1,073	$1,107

The accompanying notes are an integral part of these financial statements.

YOUNG GAS STORAGE COMPANY, LTD.
BALANCE SHEETS
(In Thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$1,007	$1,286
Accounts receivable	691	773
Regulatory assets	253	5
Other current assets	184	22
Total current assets	2,135	2,086

Property, plant and equipment, net	30,187	32,228
Total Assets	$32,322	$34,314

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable and accrued expenses	$545	$967
Natural gas imbalance payable	693	2,121
Other current liabilities	70	—
Total current liabilities	1,308	3,088

Commitments and contingencies (Note 4)

Partners' Capital	31,014	31,226
Total Liabilities and Partners' Capital	$32,322	$34,314

The accompanying notes are an integral part of these financial statements.

YOUNG GAS STORAGE COMPANY, LTD.
STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash Flows From Operating Activities
Net Income	$1,073	$1,107
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	399	398
Changes in components of working capital:
Accounts receivable	82	97
Accounts payable and accrued expenses	(418)	50
System balancing gas	1,656	(175)
Natural gas imbalance payable	(1,428)	573
Other current assets and liabilities	(340)	(314)
Net Cash Provided by Operating Activities	1,024	1,736

Cash Flows From Investing Activities
Capital expenditures	(18)	—
Net Cash Used in Investing Activities	(18)	—

Cash Flows From Financing Activities
Distributions to Partners	(1,285)	(2,503)
Net Cash Used in Financing Activities	(1,285)	(2,503)

Net change in Cash and Cash Equivalents	(279)	(767)
Cash and Cash Equivalents, beginning of period	1,286	2,503
Cash and Cash Equivalents, end of period	$1,007	$1,736

The accompanying notes are an integral part of these financial statements.

YOUNG GAS STORAGE COMPANY, LTD.
STATEMENTS OF PARTNERS' CAPITAL
(In Thousands)
(Unaudited)

Balance at December 31, 2012	$33,959
Net income	1,107
Distributions	(2,503)
Balance at March 31, 2013	$32,563

Balance at December 31, 2013	$31,226
Net income	1,073
Distributions	(1,285)
Balance at March 31, 2014	$31,014

The accompanying notes are an integral part of these financial statements.

YOUNG GAS STORAGE COMPANY, LTD.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

1. General

Organization

Young Gas Storage Company, Ltd. is a limited partnership owned 47.5% each by general partners, CIG Gas Storage Company (CIGGS) and Xcel Energy Markets Holdings, Inc. and 5% by limited partner, City of Colorado Springs. CIGGS is an indirect subsidiary of Kinder Morgan, Inc. (KMI). Effective at close of business on April 30, 2014, El Paso Pipeline Partners, L.P. (EPB), another indirect subsidiary of KMI, acquired CIGGS from KMI.

We own a natural gas storage system near Fort Morgan, Colorado. This system is operated by Colorado Interstate Gas Company, L.L.C. (CIG), an affiliate of one of our partners, CIGGS. For a further discussion, see Note 2.

Basis of Presentation

We have prepared the accompanying unaudited financial statements in accordance with accounting principles contained in the Financial Accounting Standards Board’s Accounting Standards Codification, the single source of generally accepted accounting principles in the United States and referred to in this report as the Codification. Under such rules, we have condensed or omitted certain information and notes normally included in financial statements prepared in conformity with the Codification. We believe, however, that our disclosures are adequate to make the information presented not misleading.

The financial statements as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited. We derived the balance sheet as of December 31, 2013 from our 2013 audited balance sheet. In addition, our accompanying financial statements reflect normal adjustments that are, in the opinion of our management, necessary for a fair presentation of our financial results for the interim periods and certain amounts from prior periods have been reclassified to conform to the current presentation. Interim results are not necessarily indicative of results for a full year; accordingly, you should read these financial statements in conjunction with our audited financial statements and related notes for the year ended December 31, 2013.

We have evaluated subsequent events through June 11, 2014, the date our financial statements are available to be issued.

2. Related Party Transactions

We enter into transactions with our affiliates within the ordinary course of business and the services are based on the same terms as non-affiliates.

Affiliate Revenues and Accounts Receivable

Substantially all of our operating revenues are derived from storage services provided to the City of Colorado Springs and CIG, which in 2008 acquired Public Service Company of Colorado’s released capacity on a recourse basis, under long-term agreements that expire in the year 2025. This storage capacity is released to other parties at various times on a recourse basis. As of March 31, 2014 and December 31, 2013, our accounts receivable from affiliates, which are included in "Accounts Receivable" on our Balance Sheets, related to these agreements was $663 thousand and $665 thousand, respectively.

Affiliate Expenditures and Accounts Payable

For the three months ended March 31, 2014 and 2013, we paid $614 thousand and $557 thousand, respectively, to our affiliates for operations and capital expenditures.

Accounts payable to affiliates, which are included in “Accounts payable and accrued expenses” on our Balance Sheets totaled $190 thousand at March 31, 2014 and $229 thousand at December 31, 2013, related to operating expenses and capital expenditures incurred by CIG and KMI on our behalf. Natural gas imbalance payable to affiliates totaled approximately $1 million and $2 million at March 31, 2014 and December 31, 2013, respectively.

3. Fair Value

As of March 31, 2014 and December 31, 2013, the carrying amounts of cash and cash equivalents, trade and other receivables and payables are representative of their fair value because of the short-term maturity of these instruments.

4. Litigation and Environmental Matters

We are party to various legal, regulatory and other matters arising from the day-to-day operations of our business that may result in claims against us. Although no assurance can be given, we believe, based on our experiences to date and taking into account established reserves, that the ultimate resolution of such items will not have a material adverse impact on our business, financial position, results of operations or cash flows. We believe we have meritorious defenses to the matters to which we are a party and intend to vigorously defend these matters. When we determine a loss is probable of occurring and is reasonably estimable, we accrue an undiscounted liability for such contingencies based on our best estimate using information available at that time. If the estimated loss is a range of potential outcomes and there is no better estimate within the range, we accrue the amount at the low end of the range. We disclose contingencies where an adverse outcome may be material, or in the judgment of management, we conclude the matter should otherwise be disclosed. We had no accruals for any outstanding legal proceedings as of March 31, 2014 and December 31, 2013.

Environmental Matters

We are subject to environmental cleanup and enforcement actions from time to time. Our operations are subject to federal, state and local laws and regulations relating to protection of the environment. Although we believe our operations are in substantial compliance with applicable environmental law and regulations, risks of additional costs and liabilities are inherent in our operations, and there can be no assurance that we will not incur significant costs and liabilities. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies under the terms of authority of those laws, and claims for damages to property or persons resulting from operations, could result in substantial costs and liabilities to us. We had no accruals for environmental matters as of March 31, 2014 and December 31, 2013. It is possible that new information or future developments could require us to reassess our potential exposure related to environmental matters.